                            ARTICLES OF INCORPORATION
                                       OF
                           MP ACQUISITION CORP., INC.

     The undersigned  incorporator,  desiring to form a corporation (hereinafter referred  to as the  "Corporation")  pursuant to the  provisions  of the Indiana
Business  Corporation  Law,  as  amended,  executes  the  following  Articles of
Incorporation:

                                    ARTICLE I
                                      Name

     The name of the Corporation is MP Acquisition Corp., Inc.

                                   ARTICLE II
                           Registered Office and Agent

     The street address of the initial  Registered  Office of the Corporation is
4902  West  106th  Street,  Zionsville,  Indiana  46077  and  the  name  of  the
Corporation's  initial  Registered  Agent at that  office is  Reliant  Services,
L.L.C.

                                   ARTICLE III
                                Authorized Shares

     Section  1.  Number  of  Shares.  The  total  number  of  shares  which the
Corporation is to have authority to issue is ten thousand (10,000).

     Section  2.  Terms  of  Shares.  All  of the  authorized  shares  shall  be designated as "Common  Stock",  and each share of Common Stock shall be equal to every other share of Common Stock and shall participate  equally in all earnings and  profits  of the  Corporation  and on  distribution  of  assets,  either  on dissolution, liquidation or otherwise.

     Section 3. Voting  Rights.  Each holder of the Common  Stock shall have the right to vote on all matters  presented to shareholders and shall be entitled on all  matters  including  elections  of  directors  to one vote for each share of
Common Stock registered in his name on the books of the Corporation.

                                   ARTICLE IV
                                    Directors

     Section 1. Number of Directors.  The initial Board of Directors is composed of two (2) members.  The number of directors may be changed from time to time by the By-Laws of the Corporation to any number.  In the absence of a By-Law fixing the number of directors, the number shall be two (2).

     Section 2. Names and Post Office  Addresses of Initial  Board of Directors.
The names and post office  addresses  of the initial  Board of  Directors of the
Corporation:

                      Number and Street                   State and
     Name                or Building            City       Zip Code

Michael C. Drew     4902 West 106th Street    Zionsville   IN  46077
Jeffrey A. Moore    4902 West 106th Street    Zionsville   IN  46077

     Section 3. Qualifications of Directors.  Directors need not be shareholders of the Corporation.

     Section 4. Removal.  Any director may be removed with or without cause only by the affirmative vote of a majority of the actual number of shares entitled to vote for the election of directors at any meeting called for that purpose.

                                    ARTICLE V
                                  Incorporator

     The name and post office address of the  Incorporator of the Corporation is
Michael C. Drew, 4902 West 106th Street, Zionsville, Indiana 46077.

                                   ARTICLE VI
                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

     Section 1. By-Laws of the Corporation. The Board of Directors by a majority vote of the actual number of directors  elected and qualified  from time to time shall have the power,  without the assent or vote of the shareholders,  to make, alter, amend or repeal the By-Laws of the Corporation.

     Section 2. Indemnification of Directors and Officers.

          (a)  Definitions.  For purposes of this Section,  the following  terms shall have the following meanings:

               (1) "Liabilities" and "Expenses" shall mean monetary  obligations incurred by or on behalf of a director or officer in  connection  with the investigation,  defense or appeal of a Proceeding or in satisfying a claim  thereunder  and shall  include,  but shall not be limited to, attorneys'  fees and  disbursements,  amounts of  judgments,  fines or penalties,  excise taxes assessed with respect to an employee  benefit plan,  and amounts paid in settlement by or on behalf of a director or officer.

               (2) "Other  Enterprise" shall mean any corporation,  partnership, joint  venture,  trust,  employee  benefit  plan or other  enterprise, whether  for profit or not,  for which a director or officer is or was serving,  at the request of the Corporation,  as a director,  officer, partner, trustee, employee or agent.

               (3) "Proceeding" shall mean any claim, action, suit or proceeding
          (whether  brought  by or in the  right  of the  Corporation  or  Other
          Enterprise  or  otherwise),   civil,   criminal,   administrative   or
          investigative,  whether  formal or  informal,  and  whether  actual or threatened or in connection with an appeal relating thereto,  in which a director or officer may become  involved,  as a party or  otherwise,
          (i) by reason of his being or having been a director or officer of the
          Corporation (and, if applicable,  an officer, employee or agent of the
          Corporation) or a director,  officer,  partner,  trustee,  employee or agent of an Other  Enterprise or arising out of his status as such, or
          (ii) by reason of any past or  future  action  taken or not taken by a director or officer in any such capacity,  whether or not he continues to be such at the time he incurs  Liabilities  and Expenses  under the
          Proceeding.

               (4) "Standard of Conduct"  shall mean that a director or officer, based on facts then known to the director or officer,  discharged  the duties as a director  or  officer,  including  duties as a member of a committee,  in good faith in what he  reasonably  believed to be in or not  opposed  to the  best  interests  of  the  Corporation  or  Other
          Enterprise,  as the case may be, and,  in  addition,  in any  criminal
          Proceeding  had no  reasonable  cause to believe  that his conduct was unlawful.  The  termination  of any  Proceeding,  by judgment,  order, settlement  (whether with or without court  approval) or conviction or upon a plea of  guilty,  shall  not  create  a  presumption  that  the director  or  officer  did not  meet  the  Standard  of  Conduct.  The termination  of any  Proceeding by a consent  decree or upon a plea of nolo contendere, or its equivalent,  shall create the presumption that the director or officer met the Standard of Conduct.

          (b)  Indemnification.  If a director  or officer is made a party to or threatened  to be made a party to any  Proceeding,  the  Corporation  shall indemnify the director or officer against Liabilities and Expenses incurred by him in connection with such Proceeding in the following circumstances:

               (1) If a director or officer has been  wholly  successful  on the merits or otherwise with respect to any such  Proceeding,  he shall be entitled to  indemnification  for Liabilities and Expenses as a matter of right.  If a  Proceeding  is  terminated  against  the  director or officer by consent  decree or upon a plea of nolo  contendere,  or its equivalent,  the director or officer  shall not be deemed to have been
          "wholly successful" with respect to such Proceeding.

               (2) In all other  situations,  a  director  or  officer  shall be entitled to  indemnification  for Liabilities and Expenses as a matter of right  unless (i) the director or officer has breached or failed to perform  his duties as a director  or officer in  compliance  with the
          Standard of Conduct and (ii) with  respect to any action or failure to act by the director or officer  which is at issue in such  Proceeding, such  action or  failure  to act  constituted  willful  misconduct  or recklessness.  To be  entitled  to  indemnification  pursuant  to this
          Subparagraph b(2), the director or officer must notify the Corporation of the commencement of the Proceeding in accordance with Paragraph (e)
          and   request   indemnification.   A  review   of  the   request   for
          indemnification  and  the  facts  and  circumstances   underlying  the
          Proceeding  shall be made in  accordance  with  one of the  procedures described  below;  and the  director  or officer  shall be entitled to indemnification  as a matter of right unless,  in accordance with such procedure,  it is  determined  beyond a reasonable  doubt that (i) the director  or officer  breached  or failed to perform the duties of the office in compliance with the Standard of Conduct, and (ii) the breach or failure to perform  constituted willful misconduct or recklessness.
          Any one of the following procedures may be used to make the review and determination of a director's or officer's request for indemnification under this Subparagraph b(2):

                    (A) by the Board of Directors by a majority vote of a quorum consisting  of directors who are not parties to, or who have been wholly successful with respect to, such Proceeding;

                    (B) if a quorum  cannot be  obtained  under (A) above,  by a majority  vote of a  committee  duly  designated  by the Board of
               Directors (in the designation of which, directors who are parties to such Proceeding may participate),  consisting solely of two or more  directors  who are not  parties to, or who have been wholly successful with respect to, such Proceeding;

                    (C) by independent legal counsel selected by a majority vote of the full Board of Directors (in which selection, directors who are parties to such Proceeding may participate); or

                    (D)  by  a  committee   consisting  of  three  (3)  or  more
               disinterested  persons  selected  by a majority  vote of the full
               Board of Directors (in which selection, directors who are parties to such Proceeding may participate).

                  Any determination made in accordance with the above procedures shall be binding on the
                  Corporation and the director or officer.

               (3) If several claims,  issues or matters of action are involved, a director or officer may be  entitled to  indemnification  as to some matters even though he is not entitled to  indemnification as to other matters.

               (4) The  indemnification  herein  provided shall be applicable to
          Proceedings  made or  commenced  after the  adoption of this  Section, whether arising from acts or omissions to act which occurred before or after the adoption of this Section.

          (c) Prepaid  Liabilities  and Expenses.  The  Liabilities and Expenses
     which are  incurred or are  payable by a director or officer in  connection with any Proceeding  shall be paid by the Corporation in advance,  with the understanding  and  agreement  between  such  director  or officer  and the
     Corporation,  that,  in the  event it shall  ultimately  be  determined  as provided  herein  that the  director  or  officer  was not  entitled  to be indemnified,  or was not entitled to be fully indemnified,  the director or officer  shall repay to the  Corporation  such amount,  or the  appropriate portion thereof, so paid or advanced.

          (d)   Exceptions  to   Indemnification.   Notwithstanding   any  other
     provisions  of this  Section to the  contrary,  the  Corporation  shall not indemnify a director or officer:

               (1) for any Liabilities or Expenses  incurred in a suit against a director or officer for an accounting of profits  allegedly  made from the purchase or sale of securities of the Corporation brought pursuant to the provisions of Section 16(b) of the  Securities  Exchange Act of
          1934 and any  amendments  thereto  or the  provisions  of any  similar federal, state or local statutory law;

               (2) for  any  Liabilities  and  Expenses  for  which  payment  is actually  made to or on behalf of a director or officer  under a valid and  collectible  insurance  policy,  except in  respect of any excess beyond the amount of payment under such insurance; or

               (3) for any  Liabilities or Expenses  incurred in a suit or claim against the  director or officer  arising out of or based upon actions attributable  to the  director  or  officer in which the  director  or officer  gained any  personal  profit or advantage to which he was not legally entitled.

          (e) Notification and Defense of Proceeding.  Promptly after receipt by a director or officer of notice of the commencement of any Proceeding,  the director  or officer  will,  if a request  for  indemnification  in respect thereof is to be made against the  Corporation  under this Section,  notify the Corporation of the commencement  thereof;  but the failure to so notify the Corporation  will not relieve it from any obligation  which it may have to the director or officer otherwise than under this Section.  With respect to any such  Proceeding  as to which the  director or officer  notifies the
     Corporation of the commencement thereof:

               (1) the  Corporation  will be entitled to participate  therein at its own expense;

               (2) except as otherwise provided below, to the extent that it may so desire, the Corporation,  jointly with any other indemnifying party similarly  notified,  will be entitled to assume the defense  thereof, with counsel reasonably satisfactory to the director or officer. After notice from the Corporation to the director or officer of its election to assume the defense of the  director  or officer in the  Proceeding, the  Corporation  will not be liable to the director or officer  under this Section for any legal or other Expenses  subsequently incurred by the director or officer in connection  with the defense  thereof other than reasonable costs of investigation or as otherwise provided below.
          The director or officer shall have the right to employ counsel in such
          Proceeding,  but the  Expenses of such counsel  incurred  after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the director or officer unless:

                    (A) the employment of counsel by the director or officer has been authorized by the Corporation;

                    (B) the director or officer shall have reasonably  concluded that there may be a conflict of interest  between the Corporation and the director or officer in the conduct of the defense of such
               Proceeding; or

                    (C) the Corporation  shall not in fact have employed counsel to assume the defense of such Proceeding;

               in each of which cases the  Expenses  of counsel  employed by the director  or  officer  shall  be  paid  by the  Corporation.  The
               Corporation  shall not be  entitled  to assume the defense of any
               Proceeding brought by or in the right of the Corporation or as to which the  director  or officer  shall  have made the  conclusion provided for in (B) above; and

               (3) The  Corporation  shall not be liable to indemnify a director or officer  under this Section for any amounts paid in  settlement  of any Proceeding  without the Corporation's  prior written consent.  The
          Corporation  shall not settle any action or claim in any manner  which would  impose any  penalty  or  limitation  on a  director  or officer without the director or officer's prior written  consent.  Neither the
          Corporation nor a director or officer will  unreasonably  withhold its or his consent to any proposed settlement.

          (f) Other Rights and Remedies. The rights of indemnification  provided under this  Section  are not  exhaustive  and shall be in  addition  to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law.  Irrespective of the provisions of this Section, the
     Corporation  may, at any time and from time to time,  indemnify  directors, officers,  employees and other persons to the full extent  permitted by the provisions of the Indiana  Business  Corporation Law, or any successor law, as then in effect, whether with regard to past or future matters.

          (g)  Continuation  of Indemnity.  All  obligations of the  Corporation under this  Section  shall  survive  the  termination  of a  director's  or officer's service in any capacity covered by this Section.

          (h) Insurance.  The Corporation may purchase and maintain insurance on behalf of any director, officer or other person or any person who is or was serving at the request of the Corporation as a director,  officer, partner, trustee or agent of an Other  Enterprise  against  any  liability  asserted against  such person and incurred by such person in any capacity or arising out of his status as such,  whether or not the  Corporation  would have the power to indemnify such person against such liability  under the provisions of applicable statutes, this Section or otherwise.

          (i) Benefit. The provisions of this Section shall inure to the benefit
     of  each   director  or  officer  and  his   respective   heirs,   personal
     representatives  and  assigns  and  the  Corporation,  its  successors  and assigns.

          (j) Severability.  In case any one or more of the provisions contained in this Section shall,  for any reason,  be held to be invalid,  illegal or
     unenforceable   in   any   respect,   such   invalidity,    illegality   or
     unenforceability  shall not affect any other provision of this Section, but
     this  Section   shall  be  construed  as  if  such   invalid,   illegal  or
     unenforceable provision or provisions had never been contained herein.

     Section 3. Powers of Directors. In addition to the powers and the authority granted  by these  Articles  or by  statute  expressly  conferred,  the Board of
Directors of the Corporation is hereby  authorized to exercise all powers and to do all acts and things as may be  exercised  or done under the laws of the State of Indiana by a corporation  organized and existing  under the provisions of the
Indiana Business  Corporation Law and not specifically  prohibited or limited by these Articles.

     I hereby  verify  subject to penalties of perjury that the facts  contained herein are true.

Michael C. Drew, Incorporator

         This instrument was prepared by Charles S. Coleman, II, Attorney at Law, KRIEG DEVAULT ALEXANDER &
CAPEHART, LLP, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204-2017.